Exhibit 99.1

Erie Indemnity Reports Third Quarter 2022 Results
Net Income per Diluted Share was $1.61 for the Quarter and $4.46 for the Nine Months of 2022

ERIE, Pa., October 27, 2022 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter and nine months ending September 30, 2022. Net income was $84.3 million, or $1.61 per diluted share, in the third quarter of 2022, compared to $90.2 million, or $1.72 per diluted share, in the third quarter of 2021. Net income was $233.1 million, or $4.46 per diluted share, in the first nine months of 2022, compared to $242.8 million, or $4.64 per diluted share, in the first nine months of 2021.

3Q and Nine Months 2022
(in thousands)	3Q'22	3Q'21	2022	2021
Operating income	$106,472	$95,103	$294,784	$256,263
Investment (loss) income	(571)	20,598	344	55,004
Interest expense and other, net	(447)	1,575	637	4,690
Income before income taxes	106,348	114,126	294,491	306,577
Income tax expense	22,035	23,903	61,412	63,759
Net income	$84,313	$90,223	$233,079	$242,818

3Q 2022 Highlights
Operating income before taxes increased $11.4 million, or 12.0 percent, in the third quarter of 2022 compared to the third quarter of 2021.
•Management fee revenue - policy issuance and renewal services increased $46.8 million, or 9.3 percent, in the third quarter of 2022 compared to the third quarter of 2021.
•Management fee revenue - administrative services increased $0.2 million, or 1.3 percent, in the third quarter of 2022 compared to the third quarter of 2021.
•Cost of operations - policy issuance and renewal services
◦Commissions increased $21.6 million in the third quarter of 2022 compared to the third quarter of 2021, primarily driven by the growth in direct and affiliated assumed written premium, partially offset by a decrease in agent incentive compensation.
◦Non-commission expense increased $14.2 million in the third quarter of 2022 compared to the third quarter of 2021. Underwriting and policy processing expense increased $2.9 million primarily due to increased postage and underwriting report costs. Information technology costs increased $3.7 million primarily due to increased professional fees and hardware and software costs, partially offset by decreased personnel costs. Administrative and other costs increased $6.4 million primarily due to an increase in personnel costs related to compensation and increased professional fees.

Loss from investments before taxes totaled $0.6 million in the third quarter of 2022 compared to income from investments before taxes of $20.6 million in the third quarter of 2021. Net investment income was $5.8 million in the third quarter of

2022 compared to $18.9 million in the third quarter of 2021. Included in net investment income is $4.6 million of limited partnership losses in the third quarter of 2022 compared to earnings of $11.5 million in the third quarter of 2021. Net realized and unrealized losses on investments were $6.2 million in the third quarter of 2022 compared to net realized and unrealized gains of $1.6 million in the third quarter of 2021.

Nine Months 2022 Highlights
Operating income before taxes increased $38.5 million, or 15.0 percent, in the first nine months of 2022 compared to the first nine months of 2021.
•Management fee revenue - policy issuance and renewal services increased $121.3 million, or 8.3 percent, in the first nine months of 2022 compared to the first nine months of 2021.
•Management fee revenue - administrative services decreased $0.5 million, or 1.2 percent, in the first nine months of 2022 compared to the first nine months of 2021.
•Cost of operations - policy issuance and renewal services
◦Commissions increased $55.6 million in the first nine months of 2022 compared to the first nine months of 2021, primarily driven by the growth in direct and affiliated assumed written premium, partially offset by a decrease in agent incentive compensation.
◦Non-commission expense increased $27.8 million in the first nine months of 2022 compared to the first nine months of 2021. Underwriting and policy processing expense increased $3.0 million primarily driven by increased underwriting report costs. Information technology costs increased $7.9 million primarily due to increased hardware and software costs and professional fees, partially offset by decreased personnel costs. Sales and advertising increased $3.1 million primarily due to agent related expenses. Administrative and other costs increased $15.0 million primarily driven by increased professional fees and personnel costs related to compensation. Personnel costs in all expense categories were also impacted by lower estimated costs for incentive plan awards related to underwriting performance.
Income from investments before taxes totaled $0.3 million in the first nine months of 2022 compared to $55.0 million in the first nine months of 2021. Net investment income was $24.6 million in the first nine months of 2022 compared to $49.6 million in the first nine months of 2021. Included in net investment income is $2.2 million of limited partnership losses in the first nine months of 2022 compared to earnings of $26.7 million in the first nine months of 2021. Net realized and unrealized losses on investments totaled $23.8 million in the first nine months of 2022 compared to net realized and unrealized gains of $5.2 million in the first nine months of 2021.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on October 28, 2022.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 11th largest homeowners insurer, 13th largest automobile insurer and 13th largest commercial lines insurer in the United States based on direct premiums written.  Founded in 1925, Erie Insurance is a Fortune 500 company and the 19th largest property/casualty insurer in the United States based on total lines net premium written. Rated A+ (Superior) by A.M. Best, ERIE has more than 6 million policies in force and operates in 12 states and the District of Columbia.

News releases and more information are available on ERIE's website at www.erieinsurance.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:
•dependence upon our relationship with the Erie Insurance Exchange ("Exchange") and the management fee under the agreement with the subscribers at the Exchange;
•dependence upon our relationship with the Exchange and the growth of the Exchange, including:
◦general business and economic conditions;
◦factors affecting insurance industry competition;
◦dependence upon the independent agency system; and
◦ability to maintain our reputation for customer service;
•dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:
◦the Exchange's ability to maintain acceptable financial strength ratings;
◦factors affecting the quality and liquidity of the Exchange's investment portfolio;
◦changes in government regulation of the insurance industry;
◦litigation and regulatory actions;
◦emergence of significant unexpected events, including pandemics;
◦emerging claims and coverage issues in the industry; and
◦severe weather conditions or other catastrophic losses, including terrorism;
•costs of providing policy issuance and renewal services to the Exchange under the subscriber's agreement;
•ability to attract and retain talented management and employees;
•ability to ensure system availability and effectively manage technology initiatives;
•difficulties with technology or data security breaches, including cyber attacks;
•ability to maintain uninterrupted business operations;
•outcome of pending and potential litigation;
•factors affecting the quality and liquidity of our investment portfolio; and
•our ability to meet liquidity needs and access capital.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.
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